EXHIBIT 10.4

                              CONSULTANT AGREEMENT

     This Agreement is made and entered into as of the 1st day of October, 2005, between Terra Insight Corporation (the "Company") and CEOcast, Inc. (the "Consultant")

     In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purpose. The Company hereby employs the Consultant during the Term (as defined below) to render Investor Relations services to the Company, upon the terms and conditions as set forth herein.

2. Term. This Agreement shall be effective for a one-year period (the "Term") commencing on the date hereof. The Company shall have the option to terminate the Agreement on the four-month anniversary.

3. Duties of Consultant. During the term of this Agreement, the Consultant shall provide to the Company those services outlined in Exhibit A, under the direct personal supervision of Michael Wachs. Notwithstanding the foregoing, it is understood and acknowledged by the parties that the
     Consultant: (a) shall perform its analysis and reach its conclusions about the Company independently, and that the Company shall have no involvement therein; and (b) shall not render advice and/or services to the Company in any manner, directly or indirectly, that is in connection with the offer or sale of securities in a capital raising transaction or that could result in market making.

4. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by it in connection with services requested by the Company, including, but not limited to, all charges for travel, printing costs and other expenses spent on the Company's behalf. The Company shall immediately pay such expenses upon the presentation of invoices. The Consultant shall not incur more than $500 in expenses without the express consent of the Company.

5. Compensation. For services to be rendered by the Consultant hereunder, the Consultant shall receive from the Company upon the signing of the
     Agreement: (a) $5,000 (the "Retainer"), which represents the first and last month's payment under the Agreement and 175,000 shares of the Company's fully-paid non-assessable, common stock ("the "Common Stock"). In addition, the Company shall pay the Consultant $5,000 on or before the 1st day of each month during the term of the program. The Company shall also pay the Consultant expenses as outlined in Section 4 upon presentation of invoices. Company agrees, at its expense, to register the Consultant's shares in connection with the next registration of its securities ("piggyback registration rights"), unless requested by an underwriter thereof not to do so, in which case the Consultant's shares shall be registered in the next following registration thereafter. The Company agrees to provide an opinion, at its expense, allowing the Consultant to sell its shares under Rule 144, provided Rule 144 is applicable, at the end of one year. The Company shall also issue the Consultant 325,000 shares of Common Stock on the four-month anniversary of the Agreement, unless the Company elects to terminate the Agreement pursuant to Section 2.

6. Further Agreements. Because of the nature of the services being provided by the Consultant hereunder, the Consultant acknowledges that it may receive access to Confidential Information (as defined in Section 7 hereof) and that, as a consultant to the Company, it will attempt to provide advice that serves the best interest of the Company.

7. Confidentiality. The Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries (the "Confidential Financial Information"), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company's business (collectively, "Confidential Information").

          The Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and the Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes. The Consultant shall also refrain from disclosing any such Confidential Information to any third parties. The Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information. The Consultant understands and agrees that the Company might be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company. Accordingly, the Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to injunctive relief to enforce the terms of this Agreement.

          Notwithstanding the foregoing, nothing herein shall be construed as prohibiting the Consultant from disclosing any Confidential Information (a) which at the time of disclosure, the Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (b) which the Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from the Consultant under an obligation of confidence; (c) which the Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that the Consultant can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

8. Governing Law; Venue; Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the federal and state courts located in New York County in the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at it address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

9.   Miscellaneous.

     (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at Terra Insight Corporation, 99 Park Avenue, 16th Floor, New York, New York 10016,

          Attn.: Dan Brecher, facsimile number: (212) 808-4155, or if to the Consultant, addressed to it at CEOcast, Inc., 369 Lexington Avenue, 4th Floor, New York, New York 10017, Attention: Administrator, facsimile number: (212) 732-1131, or to such address as may hereafter be designated in writing by one party to the other. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

     (b) This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.

     (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

     (d) This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

     (e) If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the other provisions of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                        TERRA INSIGHT CORPORATION

                                        By:  /s/ Dan Brecher
                                           ------------------------------------
                                           Dan Brecher, Managing Director

                                        CEOCAST, INC.


                                        By:  /s/ Michael Wachs
                                           ------------------------------------
                                           Michael Wachs, President

                                    EXHIBIT A

1. interviews on ceocast.com that will be distributed to over 275,000 opt-in energy investors registered on our Internet site.

2. Company featured on the Home Page of our Internet site for one week each quarter.

3. The writing and distribution of press releases to over 275,000 opt-in energy investors.

4. Company covered in CEOcast weekly newsletter.

5. Calls to 200 brokers on each news release. These brokers can buy small-cap securities in particular.

6. Meetings with small-cap brokerage firms and brokers to develop support for the company's stock and research coverage.

7. Investor line to handle call volume.

8. Strategic advice and other customary IR services.